Exhibit 99.1

Contact Information:

Investors:
Weight Watchers International, Inc.	Brainerd Communicators, Inc.
Lori Scherwin	Corey Kinger
Investor Relations	(212) 986-6667
(212) 589-2713

FOR IMMEDIATE RELEASE

WEIGHT WATCHERS ANNOUNCES THIRD QUARTER 2012 RESULTS

NEW YORK, N.Y., November 5, 2012 – Weight Watchers International, Inc. (NYSE: WTW) today announced its results for the third quarter of fiscal 2012 and narrowed its fiscal 2012 earnings guidance.

Third quarter 2012 highlights include:

•	Revenues of $430.6 million, up 2.7% on a constant currency basis versus the prior year period, with total paid weeks up 8.8% versus the prior year period

•

Internet revenues of $124.2 million, up 24.2% on a constant currency basis versus the prior year period, with Online paid weeks up 23.2% and end of period active Online subscribers up 19.5% versus the prior year period

•	Q3 2012 EPS of $1.20, up 10.5% versus the prior year period EPS of $1.09

“Overall, fiscal 2012 is expected to end very much in line with our prior earnings guidance. Our Q3 2012 financial results were somewhat better than our expectations with continued strength of our WeightWatchers.com business being offset in part by pressure on our North American and UK meetings businesses,” commented David Kirchhoff, President and Chief Executive Officer of the Company. “Our recent decision to accelerate a few investment areas in preparation for 2013, as well as Hurricane Sandy, will impact our Q4 2012 results. Therefore, we are narrowing our fiscal 2012 earnings guidance to a range of between $4.00 and $4.10 per fully diluted share, reflecting approximately $0.05 per fully diluted share of investment costs pulled forward into the fourth quarter from Q1 2013 as well as an estimated $0.02 to $0.03 per fully diluted share of negative impact from Hurricane Sandy.”

Kirchhoff added, “With a new global program innovation and new advertising campaigns, as well as a revamped B2B capability in North America, we will enter 2013 with a strong game plan.”

Q3 2012 Consolidated Summary

	Net Income (in millions)			Fully Diluted EPS
	Three Months Ended			Three Months Ended
	September 29, 2012	October 1, 2011	% Change	September 29, 2012	October 1, 2011	% Change
Net Income / EPS	$67.4	$80.7	(16.5)%	$1.20	$1.09	10.5%

Third quarter 2012 net income was $67.4 million versus $80.7 million in the prior year period. Earnings per fully diluted share (EPS) for Q3 2012 were $1.20 versus $1.09 in the prior year period. As in Q2 2012, our Q3 2012 EPS benefited from the completion of the Company’s previously disclosed tender offer and related stock repurchase transaction. Foreign currency negatively impacted Q3 2012 EPS by approximately $0.04 per fully diluted share.

Q3 2012 Global Results

(in millions except percentages)	Three Months Ended		% Change	% Change Adjusted for Constant Currency
	September 29, 2012	October 1, 2011
Revenues	$430.6	$428.4	0.5%	2.7%

Operating Income	$132.0	$138.3	(4.6)%	(2.2)%

Total Paid Weeks	51.5	47.4	8.8%	N/A
Meeting Paid Weeks	23.9	24.9	(4.2)%	N/A
Online Paid Weeks	27.7	22.5	23.2%	N/A
Attendance	11.3	12.6	(10.2)%	N/A

Note: Totals may not sum due to rounding.

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

Third quarter 2012 revenues increased 2.7% on a constant currency basis versus the prior year period as the Company continued to benefit from strong growth globally in the WeightWatchers.com business. This growth in the WeightWatchers.com business was mostly offset by lower sales in the meetings business as the Company experienced weaker volumes in North America and the UK.

Q3 2012 total paid weeks were up 8.8% as compared to the prior year period, on top of the 38.1% growth reported in Q3 2011 versus Q3 2010. Online paid weeks increased 23.2% versus the prior year period, on top of the 66.6% growth experienced in Q3 2011 versus Q3 2010. Meeting paid weeks decreased 4.2% versus the prior year period, similar to the 4.7% drop in Q2 2012 versus the prior year period, and on top of the 19.7% growth reported in Q3 2011 versus Q3 2010.

Q3 2012 operating income decreased 2.2% on a constant currency basis versus the prior year period. Similar to Q2 2012, gross margin expansion from the higher-margin

WeightWatchers.com business was partially offset by gross margin contraction in the meetings business due to expenses associated with our retail initiative in North America, one-time costs associated with the transition to a new customer service provider in North America, softer volumes and decreased in-meeting product sales margin due mainly to lower sales of enrollment products. Gains in gross margin were more than offset by higher general and administrative and marketing expenses as a percentage of sales. The Company incurred higher general and administrative expense in Q3 2012 versus the prior year period due to increased investments in the B2B corporate business and a customer service relationship management technology platform. As has been the case throughout the year, marketing expense was higher due to continued investment to drive awareness of Weight Watchers Online, particularly in our Continental European and Canadian businesses.

Q3 2012 NACO Performance

(in millions except percentages)	Three Months Ended		% Change	% Change Adjusted for Constant Currency
	September 29, 2012	October 1, 2011
Meeting Revenues	$189.8	$195.5	(2.9)%	(2.8)%

Meeting Paid Weeks	16.0	16.6	(3.6)%	N/A
Attendance	7.2	7.9	(9.4)%	N/A

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

Third quarter 2012 meeting revenues for the North American meetings business (NACO) were down 2.8% on a constant currency basis versus the prior year period, as a result of continued lower enrollment volumes in the small-accounts corporate business and continued weakness in the traditional meetings business. As a result, Q3 2012 meeting paid weeks and attendance decreased 3.6% and 9.4%, respectively, versus the prior year period.

On September 10, 2012, the Company acquired its franchise for the Southeastern Ontario region of Canada for $17.0 million. In addition, following the quarter end, on November 2, 2012, the Company acquired its franchise for the Adirondacks region of New York and Vermont. These franchise acquisitions will have a de minimis impact on fiscal 2012 financial results.

Q3 2012 International Performance

(in millions except percentages)	Three Months Ended		% Change	% Change Adjusted for Constant Currency
	September 29, 2012	October 1, 2011
International Meeting Revenues	$88.1	$99.2	(11.2)%	(5.2)%
UK Meeting Revenues	$35.1	$41.9	(16.2)%	(14.7)%
CE Meeting Revenues	$40.7	$41.2	(1.2)%	11.1%

International Meeting Paid Weeks	7.9	8.3	(5.4)%	N/A
UK Meeting Paid Weeks	4.1	4.7	(12.5)%	N/A
CE Meeting Paid Weeks	3.1	2.8	12.1%	N/A

International Attendance	4.1	4.7	(11.4)%	N/A
UK Attendance	2.2	2.7	(17.5)%	N/A
CE Attendance	1.5	1.5	4.9%	N/A

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

Similar to the second quarter of fiscal 2012, Q3 2012 International meeting revenues were down 5.2% on a constant currency basis versus the prior year period, with growth in Continental Europe (CE) continuing to be more than offset by declines in the United Kingdom (UK).

•

UK: Third quarter 2012 UK meeting revenues decreased 14.7% on a constant currency basis versus the prior year period due to continued impact from a less effective marketing campaign and weak macro-economic trends.

•

CE: Third quarter 2012 CE meeting revenues were up 11.1% on a constant currency basis versus the prior year period, while paid weeks were up 12.1% versus the prior year period. CE continues to benefit from successful marketing campaigns, particularly in France and Germany, despite a challenging macro-economic environment.

Q3 2012 WeightWatchers.com Performance

(in millions except percentages and as noted)	Three Months Ended		% Change	% Change Adjusted for Constant Currency
	September 29, 2012	October 1, 2011
Internet Revenues	$124.2	$101.9	21.9%	24.2%
Online Paid Weeks	27.7	22.5	23.2%	N/A
End of Period Active Online Subscribers (in thousands)	2,054.4	1,719.4	19.5%	N/A

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

The WeightWatchers.com business continued to deliver strong growth in the third quarter of fiscal 2012, with Internet revenues up 24.2% on a constant currency basis versus the prior year period. Online paid weeks were up 23.2%, and end of period active Online subscribers were up 19.5%, versus Q3 2011. Performance was strong across most markets, with strong double-digit Online paid weeks growth in the North American and Continental European markets.

First Nine Months 2012 Summary

	Net Income (in millions)			Fully Diluted EPS
	Nine Months Ended			Nine Months Ended
	September 29, 2012	October 1, 2011	% Change	September 29, 2012	October 1, 2011	% Change
Net Income / EPS	$199.4	$241.2	(17.3)%	$3.19	$3.26	(2.0)%

First nine months fiscal 2012 net income was $199.4 million versus $241.2 million in the prior year period. EPS for the first nine months of fiscal 2012 was $3.19 versus $3.26 in the prior year period. The decrease in the Company’s year-over-year performance for the first nine months of fiscal 2012 was primarily the result of lower sales in the meetings business and higher interest expense offset, in part, by growth in the WeightWatchers.com business. Foreign currency negatively impacted EPS for the first nine months of fiscal 2012 by approximately $0.07 per fully diluted share.

EPS for the first nine months of fiscal 2012 also benefited from the completion of the Company’s tender offer and related stock repurchase transaction. These transactions, as previously disclosed, resulted in the repurchase of 18,279,289 shares in the aggregate of the Company’s common stock for approximately $1.5 billion in the aggregate.

First Nine Months 2012 Global Results

(in millions except percentages)	Nine Months Ended		% Change	% Change Adjusted for Constant Currency
	September 29, 2012	October 1, 2011
Revenues	$1,418.9	$1,417.9	0.1%	1.8%

Operating Income	$388.3	$429.4	(9.6)%	(8.0)%

Total Paid Weeks	163.4	147.6	10.7%	N/A
Meeting Paid Weeks	77.3	81.1	(4.6)%	N/A
Online Paid Weeks	86.1	66.5	29.5%	N/A
Attendance	41.0	45.6	(10.2)%	N/A

Note: Totals may not sum due to rounding.

See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.

First nine months 2012 revenues increased 1.8% on a constant currency basis versus the prior year period as the Company continued to benefit from strong global growth in the WeightWatchers.com business. This growth in the WeightWatchers.com business was in large part offset by lower sales in the meetings business as the Company experienced weaker volumes particularly in North America and the UK.

First nine months 2012 total paid weeks were up 10.7% as compared to the prior year period, on top of the 39.5% growth reported in the first nine months 2011 versus the first nine months 2010. First nine months 2012 meeting paid weeks and attendance decreased 4.6% and 10.2%, respectively, versus the prior year period, on top of the 21.3% and 13.6% growth in meeting paid weeks and attendance, respectively, in the first nine months of 2011 versus the first nine months 2010. Online paid weeks for the first nine months of 2012 increased 29.5% versus the prior year period, on top of the 70.6% growth reported in the first nine months of 2011 versus the first nine months of 2010.

Operating income for the first nine months of 2012 decreased by 8.0% on a constant currency basis versus the prior year period driven by a combination of volume weakness in the meetings business, higher marketing expense and general and administrative expense as the Company continued to invest in growth areas: namely, deploying first-time Online TV campaigns in several countries, marketing Weight Watchers Online to men in the United States, and building capabilities in B2B, retail and technology.

Full Year Fiscal 2012 Earnings Guidance

The Company has narrowed its full year 2012 earnings guidance to a range of between $4.00 and $4.10 per fully diluted share. This compares with the Company’s previously provided earnings guidance range of between $4.00 and $4.20 per fully diluted share.

Third Quarter 2012 Conference Call

The Company has scheduled a conference call today at 5:00 p.m. ET. During the conference call, David Kirchhoff, President and Chief Executive Officer of the Company, and Nicholas Hotchkin, Chief Financial Officer of the Company, will discuss third quarter 2012 results and answer questions from the investment community. Live audio of the conference call will be simultaneously webcast over the Internet on the Company’s corporate website, www.weightwatchersinternational.com. A replay of the webcast will be available on this site for approximately 90 days.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release:

To supplement the Company’s consolidated results presented in accordance with accounting principles generally accepted in the United States (GAAP), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. Earnings before interest, taxes, depreciation, amortization and stock-based compensation (EBITDAS) is presented in the attachments to this release. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. In this release and any attachments, the Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and are useful for period-over-period comparisons of the performance of the Company’s business. While management believes that these financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly entitled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release and reconciliations, if any, included elsewhere in this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

About Weight Watchers International, Inc.

Weight Watchers International, Inc. is the world’s leading provider of weight management services, operating globally through a network of Company-owned and franchise operations. Weight Watchers holds over 45,000 meetings each week where members receive group support and learn about healthy eating patterns, behavior modification and physical activity. WeightWatchers.com provides innovative, subscription weight management products over the Internet and is the leading Internet-based weight management provider in the world. In addition, Weight Watchers offers a wide range of products, publications and programs for those interested in weight loss and weight control.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, earnings guidance and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: competition from other weight management industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s ability to continue to develop innovative new services and products and enhance its existing services and products, or the failure of its services and products to continue to appeal to the market; the effectiveness of the Company’s marketing and advertising programs; the impact on the Weight Watchers brand of actions taken by the Company’s franchisees, licensees and suppliers; risks and uncertainties associated with the Company’s international operations, including economic, political and social risks and foreign currency risks; the Company’s ability to successfully make acquisitions or enter into joint ventures, including its ability to successfully integrate, operate or realize the projected benefits of such businesses; uncertainties related to a downturn in general economic conditions or consumer confidence; the seasonal nature of the Company’s business; the impact of events that discourage people from gathering with others; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; uncertainties regarding the satisfactory operation of the Company’s information technology or systems; the impact of security breaches or privacy concerns; the impact of disputes with the Company’s franchise operators; the impact of existing and future laws and regulations; the impact of the Company’s debt service obligations and restrictive debt covenants; the possibility that the interests of the Company’s majority owner will conflict with the other holders of the Company’s common stock; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the Company’s website at www.weightwatchersinternational.com).

# # #

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN MILLIONS)

UNAUDITED

	September 29,	December 31,
	2012	2011
ASSETS
Current assets	$224.6	$214.5
Property and equipment, net	62.3	41.1
Goodwill, franchise rights and other intangible assets, net	879.3	851.5
Deferred financing costs, other	31.8	14.5

TOTAL ASSETS	$1,198.0	$1,121.6

LIABILITIES AND TOTAL DEFICIT
Current liabilities	$498.6	$494.2
Long-term debt	2,280.8	926.9
Deferred income taxes	127.3	100.7
Other	11.7	9.6

TOTAL LIABILITIES	2,918.4	1,531.4

Shareholders’ deficit	(1,720.4)	(409.8)

TOTAL LIABILITIES AND TOTAL DEFICIT	$1,198.0	$1,121.6

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended
	September 29,	October 1,
	2012	2011
Revenues, net	$430.6	$428.4
Cost of revenues	174.8	177.3

Gross profit	255.8	251.2
Marketing expenses	65.9	61.5
Selling, general and administrative expenses	58.0	51.4

Operating income	132.0	138.3
Interest expense	23.2	13.7
Other (income) expense, net	(0.8)	0.3

Income before income taxes	109.5	124.4
Provision for income taxes	42.2	43.7

Net income attributable to WWI	$67.4	$80.7

Earnings Per Share attributable to WWI:
Basic	$1.21	$1.10

Diluted	$1.20	$1.09

Weighted average common shares outstanding:
Basic	55.6	73.6

Diluted	56.1	74.3

Note: Totals may not sum due to rounding.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Nine Months Ended
	September 29,	October 1,
	2012	2011
Revenues, net	$1,418.9	$1,417.9
Cost of revenues	581.2	596.4

Gross profit	837.7	821.5
Marketing expenses	280.0	232.3
Selling, general and administrative expenses	169.5	159.8

Operating income	388.3	429.4
Interest expense	60.1	46.8
Other expense, net	2.5	0.1
Early extinguishment of debt	1.3	—

Income before income taxes	324.3	382.5
Provision for income taxes	124.8	141.8

Net income	199.4	240.7
Net income attributable to the noncontrolling interest	—	0.5

Net income attributable to WWI	$199.4	$241.2

Earnings Per Share attributable to WWI:
Basic	$3.23	$3.29

Diluted	$3.19	$3.26

Weighted average common shares outstanding:
Basic	61.8	73.3

Diluted	62.5	74.0

Note: Totals may not sum due to rounding.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

UNAUDITED

	Three Months Ended
	September 29,	October 1,
	2012	2011
Total Revenues (in $ millions)
Meeting Fees	223.2	233.4
In-Meeting Product Sales	54.6	61.3
Internet Revenues	124.2	101.9
All Other	28.5	31.9

Total Revenues	430.6	428.4

North America (in $ millions)
Meeting Fees	157.8	161.2
In-Meeting Product Sales	32.0	34.3

Total	189.8	195.5

International (in $ millions)
Meeting Fees	65.4	72.2
In-Meeting Product Sales	22.7	27.0

Total	88.1	99.2

Paid Weeks (in millions) (1)
North America Meeting Paid Weeks	16.0	16.6
UK Meeting Paid Weeks	4.1	4.7
CE Meeting Paid Weeks	3.1	2.8
Other Meeting Paid Weeks	0.7	0.9

Sub-total Meeting Paid Weeks	23.9	24.9
Online Paid Weeks	27.7	22.5

Total Paid Weeks	51.5	47.4

Attendance (in millions)
North America	7.2	7.9
UK	2.2	2.7
CE	1.5	1.5
Other	0.4	0.5

Total Attendance	11.3	12.6

WeightWatchers.com (in thousands)
End of Period Active Online Subscribers	2,054.4	1,719.4

Note: Totals may not sum due to rounding.

(1)	The Paid Week metric reports total paid weeks by Weight Watchers customers in Company-owned operations for a given period. For meetings, Paid Weeks is the sum of total paid commitment plan weeks and total pay-as-you-go weeks for a given period. For Online, Paid Weeks is the total paid Weight Watchers Online subscriber weeks for a given period.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

UNAUDITED

	Nine Months Ended
	September 29,	October 1,
	2012	2011
Total Revenues (in $ millions)
Meeting Fees	724.2	771.9
In-Meeting Product Sales	206.3	234.9
Internet Revenues	386.8	299.5
All Other	101.6	111.5

Total Revenues	1,418.9	1,417.9

North America (in $ millions)
Meeting Fees	506.2	534.9
In-Meeting Product Sales	117.9	131.5

Total	624.2	666.5

International (in $ millions)
Meeting Fees	218.0	237.0
In-Meeting Product Sales	88.4	103.4

Total	306.4	340.3

Paid Weeks (in millions) (1)
North America Meeting Paid Weeks	51.2	54.0
UK Meeting Paid Weeks	13.5	14.9
CE Meeting Paid Weeks	10.4	9.5
Other Meeting Paid Weeks	2.3	2.8

Sub-total Meeting Paid Weeks	77.3	81.1
Online Paid Weeks	86.1	66.5

Total Paid Weeks	163.4	147.6

Attendance (in millions)
North America	25.7	28.8
UK	8.0	9.4
CE	5.9	5.7
Other	1.4	1.8

Total Attendance	41.0	45.6

WeightWatchers.com (in thousands)
End of Period Active Online Subscribers	2,054.4	1,719.4

Note: Totals may not sum due to rounding.

(1)	The Paid Week metric reports total paid weeks by Weight Watchers customers in Company-owned operations for a given period. For meetings, Paid Weeks is the sum of total paid commitment plan weeks and total pay-as-you-go weeks for a given period. For Online, Paid Weeks is the total paid Weight Watchers Online subscriber weeks for a given period.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS, EXCEPT PERCENTAGES)

UNAUDITED

					Q3 2012 Variance
	Q3 2012			Q3 2011	2012	2012 Constant Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2011	2011
Selected Financial Data
Consolidated Company Revenues	$430.6	$9.2	$439.8	$428.4	0.5%	2.7%
Consolidated Meeting Fees	$223.2	$4.6	$227.8	$233.4	-4.4%	-2.4%
Consolidated In-Meeting Product Sales	$54.6	$1.4	$56.1	$61.3	-10.8%	-8.4%

NACO
Meeting Fees	$157.8	$0.2	$158.0	$161.2	-2.2%	-2.0%
In-Meeting Product Sales	$32.0	$0.0	$32.0	$34.3	-6.6%	-6.5%
Meeting Revenues	$189.8	$0.3	$190.0	$195.5	-2.9%	-2.8%
Total Revenues-Meetings Business	$201.1	$0.2	$201.3	$208.0	-3.3%	-3.2%

International
Meeting Fees	$65.4	$4.5	$69.9	$72.2	-9.3%	-3.1%
Meeting Revenues	$88.1	$5.9	$94.0	$99.2	-11.2%	-5.2%
Total Revenues-Meetings Business	$99.4	$6.6	$105.9	$111.4	-10.8%	-4.9%

UK
Meeting Fees	$25.3	$0.5	$25.8	$29.4	-14.0%	-12.3%
In-Meeting Product Sales	$9.8	$0.2	$9.9	$12.4	-21.6%	-20.2%
Meeting Revenues	$35.1	$0.7	$35.8	$41.9	-16.2%	-14.7%
Total Revenues-Meetings Business	$39.4	$0.7	$40.1	$46.6	-15.4%	-13.9%

CE
Meeting Fees	$30.6	$3.8	$34.4	$30.9	-0.8%	11.6%
In-Meeting Product Sales	$10.1	$1.2	$11.3	$10.3	-2.4%	9.3%
Meeting Revenues	$40.7	$5.1	$45.7	$41.2	-1.2%	11.1%
Total Revenues-Meetings Business	$45.3	$5.7	$51.0	$46.1	-1.7%	10.6%

Internet Revenues	$124.2	$2.3	$126.6	$101.9	21.9%	24.2%

Other Revenues	$28.5	$0.8	$29.3	$31.9	-10.5%	-8.1%

Gross Profit	$255.8	$5.4	$261.2	$251.2	1.9%	4.0%
Gross Margin	59.4%		59.4%	58.6%

Marketing Expenses	$65.9	$1.1	$67.0	$61.5	7.1%	8.9%

Selling, General and Administrative Expenses	$58.0	$1.1	$59.0	$51.4	12.8%	14.9%

Operating Income	$132.0	$3.2	$135.2	$138.3	-4.6%	-2.2%
Operating Income Margin	30.7%		30.7%	32.3%

Net Income	$67.4	$2.0	$69.3	$80.7	-16.5%	-14.0%

Note: Totals may not sum due to rounding.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS, EXCEPT PERCENTAGES)

UNAUDITED

					YTD 2012 Variance
	YTD 2012			YTD 2011	2012	2012 Constant Currency
		Currency	Constant		vs	vs
	GAAP	Adjustment	Currency	GAAP	2011	2011
Selected Financial Data
Consolidated Company Revenues	$1,418.9	$24.1	$1,443.0	$1,417.9	0.1%	1.8%
Consolidated Meeting Fees	$724.2	$12.1	$736.3	$771.9	-6.2%	-4.6%
Consolidated In-Meeting Product Sales	$206.3	$4.3	$210.6	$234.9	-12.2%	-10.3%

NACO
Meeting Fees	$506.2	$1.0	$507.2	$534.9	-5.4%	-5.2%
In-Meeting Product Sales	$117.9	$0.2	$118.1	$131.5	-10.4%	-10.2%
Meeting Revenues	$624.2	$1.2	$625.4	$666.5	-6.3%	-6.2%
Total Revenues-Meetings Business	$665.1	$1.1	$666.2	$710.9	-6.5%	-6.3%

International
Meeting Fees	$218.0	$11.2	$229.1	$237.0	-8.0%	-3.3%
Meeting Revenues	$306.4	$15.3	$321.6	$340.3	-10.0%	-5.5%
Total Revenues-Meetings Business	$345.0	$16.9	$361.9	$379.4	-9.1%	-4.6%

UK
Meeting Fees	$80.9	$1.9	$82.8	$92.5	-12.5%	-10.5%
In-Meeting Product Sales	$38.4	$0.9	$39.2	$46.2	-16.9%	-15.0%
Meeting Revenues	$119.3	$2.7	$122.0	$138.6	-14.0%	-12.0%
Total Revenues-Meetings Business	$133.9	$3.1	$137.0	$153.9	-13.0%	-11.0%

CE
Meeting Fees	$104.8	$9.2	$114.0	$106.4	-1.5%	7.2%
In-Meeting Product Sales	$40.5	$3.3	$43.7	$43.6	-7.2%	0.2%
Meeting Revenues	$145.2	$12.5	$157.7	$150.0	-3.1%	5.2%
Total Revenues-Meetings Business	$162.2	$13.8	$176.1	$166.5	-2.6%	5.7%

Internet Revenues	$386.8	$5.9	$392.6	$299.5	29.1%	31.1%

Other Revenues	$101.6	$1.8	$103.4	$111.5	-8.9%	-7.3%

Gross Profit	$837.7	$13.8	$851.5	$821.5	2.0%	3.7%
Gross Margin	59.0%		59.0%	57.9%

Marketing Expenses	$280.0	$4.5	$284.5	$232.3	20.5%	22.4%

Selling, General and Administrative Expenses	$169.5	$2.5	$172.0	$159.8	6.1%	7.6%

Operating Income	$388.3	$6.8	$395.1	$429.4	-9.6%	-8.0%
Operating Income Margin	27.4%		27.4%	30.3%

Net Income	$199.4	$4.2	$203.6	$241.2	-17.3%	-15.6%

Note: Totals may not sum due to rounding.

WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN MILLIONS, EXCEPT RATIO)

UNAUDITED

					Trailing Twelve
	Q4 2011	Q1 2012	Q2 2012	Q3 2012	Months
Net Debt to EBITDAS

Net Income	$63.7	$54.6	$77.5	$67.4	$263.1
Interest	13.0	13.2	23.8	23.2	73.2
Taxes	37.0	34.2	48.5	42.2	161.8
Depreciation and Amortization	8.2	8.6	9.0	9.1	34.9
Stock-based Compensation	2.6	2.0	1.6	2.3	8.5

EBITDAS	$124.4	$112.6	$160.3	$144.1	$541.4

Total Debt					$2,414.6
Add: Letters of Credit					0.9
Less: Cash					80.6

Net Debt					$2,334.9

Net Debt to EBITDAS					4.3 X

Note: Totals may not sum due to rounding.